Exhibit 3.311

STATE OF TENNESSEE Tre Hargett, Secretary of State Division of Business Services William R. Snodgrass Tower 312 Rosa L. Parks AVE, 6th FL Nashville, TN 37243-1102
CFS
992 DAVIDSON DRIVE
SUITE B
Nashville, TN 37205

Request Type:	Certified Copies	Issuance Date:	03/11/2011
Request #:	33907	Copies Requested:	1
Document Receipt

Receipt#: 376920	Filing Fee:	$20.00
Payment-Account - CFS, NASHVILLE, TN		$20.00
I, Tre Hargett, Secretary of State of the State of Tennessee, do hereby certify that PRINCIPAL-NEEDLES, INC., Control # 331984 was formed or qualified to do business in the State of Tennessee on 06/04/1997. PRINCIPAL-NEEDLES, INC. has a home jurisdiction of Williamson County and is currently in an Active status.

Tre Hargett
Secretary of State
Processed By: Nichole Hambrick
The attached document(s) was/were filed in this office on the date(s) indicated below:

Reference #	Date Filed	Filing Description
3346-1582	06/04/1997	Initial Filing
3411-0196	11/17/1997	Registered Agent Change (by Entity)
3543-0422	07/29/1998	CMS Annual Report Update
3926-0508	06/16/2000	Registered Agent Change (by Agent)
5507-1751	07/14/2005	Registered Agent Change (by Entity)
5727-1721	03/22/2006	2005 Annual Report (Due 04/01/2006)
Phone 615-741-6488 * Fax (615) 741-7310 * Website: http://tnbear.tn.gov/

CHARTER
OF
PRINCIPAL-NEEDLES, INC.
     The undersigned person, having capacity to contract and acting as the incorporator of a corporation under Section 48-12-101 of the Tennessee Business Corporation Act (the “Act”), adopts the following charter for such corporation:
     1. Name. The name of the corporation is Principal-Needles, Inc. (the “Corporation”).
     2. Registered Office and Registered Agent. The address of the registered office of the Corporation in Tennessee is 109 Westpark Drive, Suite 180, Brentwood, Williamson County, Tennessee 37027. The Corporation’s registered agent at the registered office is Martin S. Rash.
     3. Incorporator. The name and address of the sole incorporator of the Corporation is Howard T. Wall, 511 Union Street, Suite 2100. Nashville, Davidson County, Tennessee, 37219.
     4. Principal Office. The address of the principal office of the Corporation is 109 Westpark Drive, Suite 180, Brentwood, Williamson County, Tennessee 37027.
     5. Corporation for Profit. The Corporation is for profit.
     6. Authorized Shares. The Corporation shall have authority, acting by its board of directors, to issue not more than one thousand (1,000) shares of common stock, each with a par value of one cent ($.01) (“common stock”).
     7. Limitation on Directors’ Liability.
     (a) A director of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability for (i) any breach of the director’s duty of loyalty to the Corporation or its shareholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or (iii) unlawful distributions under Section 48-18-304 of the Act. as amended from time to time.
     (b) If the Act is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Act, as so amended. Any repeal or modification on the foregoing by the shareholders shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.
8.     Indemnification.
     (a) The Corporation shall indemnify, and upon request shall advance expenses to, in the manner and to the full extent permitted by law, any officer or director (or the estate of any such person) who was or is a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, investigative or otherwise, by reason of the fact that such person is o. was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, trustee or employee of another corporation, partnership, joint venture, trust or other enterprise (an “indemnitee”). The Corporation may, to the full extent permitted by law, purchase and maintain insurance on behalf of any such person against any liability which may be asserted against him or her. To the full extent permitted by law, the indemnification and advances provided for herein shall include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement. The indemnification provided herein shall not be deemed to limit the right of the Corporation to indemnify any other person for any such expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement to the full extent permitted by law, both as to action in his official capacity and as to action in another capacity while holding such office. Notwithstanding the foregoing, the Corporation shall not indemnify any such indemnitee (1) in any proceeding by the Corporation against such indemnitee; or (2) if a judgment or other final adjudication adverse to the indemnitee establishes his liability for (i) any breach of the duty of loyalty to the Corporation or its shareholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or (iii) unlawful distributions under Section 48-18-304 of the Act.
     (b) The rights to indemnification and advancement of expenses set forth in paragraph 8(a) above are intended to be greater than those which are otherwise provided for in the Act, are contractual between the Corporation and the person being indemnified, his heirs, executors and administrators, and, with respect to paragraph 8(a), are mandatory, notwithstanding a person’s failure to meet the standard of conduct required for permissive indemnification under the Act, as amended from time to time. The rights to indemnification and advancement of expenses set forth in paragraph 8(a) above are nonexclusive of other similar rights which may be granted by law, this Charter, the bylaws, a resolution of the board of directors or shareholders of the Corporation, or an agreement with the Corporation, which means of indemnification and advancement of expenses are hereby specifically authorized.
     (c) Any repeal or modification of the provisions of this paragraph 8, either directly or by the adoption of an inconsistent provision of this Charter, shall not adversely affect any right or protection set forth herein existing in favor of a particular individual at the time of such repeal or modification. In addition, if an amendment to the Act limits or restricts in any way the indemnification rights permitted by law as of the date hereof, such amendment shall apply only to the extent mandated by law and only to activities of persons subject to indemnification under this paragraph 8 which occur subsequent to the effective date of such amendment.
     9. Express Powers of Board of Directors. In furtherance of and not in limitation of the powers conferred by statute, the Corporation is expressly authorized, acting upon the authority of the board of directors and without the approval of the shareholders, to:
     (a) Issue shares of any class or series as a share dividend in respect of shares of the same class or series or any other class or series;
     (b) Fix or change the number of directors, including an increase or decrease in the number of directors;
     (c) Determine, establish or modify, in whole or in part, the preferences, limitations and relative rights of (i) any class of shares before the issuance of any shares of that class, or (ii) one or more series within a class before the issuance of any shares of that series. The board of directors is further authorized to amend this Charter, without shareholder action, to set forth such preferences, limitations and relative rights; and
     (d) Determine, in accordance with taw, the method by which vacancies occurring on the board of directors are to be filled.
     10. Removal of Directors for Cause. Directors may be removed for cause by a vote of a majority of the entire board of directors.
     11. Consideration of Non-Shareholder Constituencies. In considering whether or not to approve, or to recommend that the shareholders approve, any proposed merger, exchange, tender offer or significant disposition of assets or to oppose such proposal, the board of directors may consider the effect of such proposed merger, exchange, tender offer or significant disposition of assets on the Corporation’s employees, customers, suppliers and the communities in which the Corporation and its subsidiaries operate or are located.

/s/ Howard T. Wall Howard T. Wall
Incorporator
Dated: June 4, 1997

3

CHANGE OF REGISTERED AGENT/OFFICE (BY CORPORATION)
     Pursuant to the provisions of Section 48-15-102 or 48-25-108 of the Tennessee Business Corporation Act or Section 48-55-102 or 48-65-108 of the Tennessee Nonprofit Corporation Act, the undersigned corporation hereby submits this Application:
     1. The name of the corporation is Principal-Needles, Inc.
     2. The street address of its current registered office is 109 Westpark Drive, Suits 180, Brentwood, Tennessee 37027
     3. If the current registered office is to be changed, the street address of the new registered office, the zip code of such office, and the county in which the office is located is 1912 Hayes Street, Nashville, Tennessee 37023 Davidson
     4. The name of the current registered agent is Martin S. Rash
     5. If the current registered agent is to be changed, the name of the new registered agent is National Registered Agents, Inc.
     6. After the change(s), the street addresses of the registered office and the business office of the registered agent will the identical.

11/11/97	Principal-Needles, Inc.

Signature Date	Name of Corporation

Vice President, Secretary	/s/ Haward T. Wall

Signer’s Capacity	Signature

Haward T. Wall

Name (typed or printed)

CORPORATION ANNUAL REPORT
STATE OF TENNESSEE
SECRETARY OF STATE
SUITE 1800, JAMES K. POLX BUILDING
NASHVLLE. TN. 37243-0306

Amount due $20.00

CURRENT FISCAL YEAR CLOSING MONTH: 06 IF DIFFERENT,
CORRECT MONTH IS	THIS REPORT IS DUE ON OR BEFORE 10/01/98

(1) SECRETARY OF. STATE CONTROL NUMBER: 0331984	OR FEDERAL EMPLOYER IDENTIFICATION NUMBER:

(2A.) NAME AND MIAILING ADDRESS OF CORPORATION:	(2B.) STATE OR COUNTRY OF INCORPORATION: TENNESSEE (2C.) ADD OR CHANGE MAILING ADDRESS:
105 Westwood Place, Suite 400 Brentwood, TN 37027
(3)	A. PRINCIPAL ADDRESS INCLUDING CITY. STATE, ZIP CODE:

109 WESTPARK DR., SUITE 180, BRENTWOOD, TM 37027

B. CHANGE OF PRINCIPAL ADDRESS:

STREET	CITY	STATE	ZIP CODE + 4
105 Westwood Place/ Suite 400	Brentwood	TN	37027
* * BLOCKS 4A AND 4B MUST BE COMPLETED OR THE ANNUAL REPORT WILL BE RETURNED * *
(4)	A. NAME AND BUSINESS ADDRESS. INCLUDING ZIP CODE. OF THE PRESIDENT, SECRETARY AND OTHER PRINCIPAL OFFICERS. (ATTACH ADDITIONAL SHEET IF NECESSARY.)

TITLE	NAME	BUSINESS ADDRESS	CITY, STATE, ZIP CODE + 4
PRESIDENT Martin S. Rash 105 Westwood Place, Ste, 400, Brentwood, TN 37027 SECRETARY Howard T. Wall, III (same as above) & Vice President
SEE ATTACHED LIST OF ADDITIONAL OFFICERS.
B. BOARD OF DIRECTORS (NAMES, BUSINESS ADDRESS INCLUDING ZIP CODE). (ATTACH ADDITIONAL SHEET IF NECESSARY.) ☐ SAME AS ABOVE ☐ NONE

OR LISTED BELOW:	NAME	BUSINESS ADDRESS	CITY STATE, ZIP CODE + 4
      SEE ATTACHED LIST OF BOARD OF DIRECTORS.
(5)	A NAME OF REGISTERED AGENT AS APPEARS ON SECRETARY OF STATE RECORDS:

NATIONAL REGISTERED AGENTS, INC.

B. REGISTERED ADDRESS AS APPEARS ON SECRETARY OF STATE RECORDS:

1912 HAYES STREET MASHVILLE TN 37203
(6)	INDICATE BELOW ANY CHANGES TO THE REGISTERED AGENT NAME AND/OR REGISTERED OFFICE. (BLOCK 6A AND/OR 6B.) THERE IS AN ADDITIONAL $20.00 REQUIRED FOR CHANGES MADE TO THIS INFORMATION.
          A. CHANGE OF REGISTERED AGENT:

          B. CHANGE OF REGISTERED OFFICE:

STREET	CITY	STATE TN	ZIP CODE + 4	COUNTY

(7) A THIS BOX APPLIES ONLY TO NONPROFIT CORPORATIONS, OUR RECORDS REFLECT THAT YOUR NONPROFIT CORPORATION IS A PUBLIC BENEFIT OR A MUTUAL BENEFIT CORPORATION AS INDICATED:
IF BLANK OR CHANGE, PLEASE CHECK APPROPRIATE BOX:	☐ PUBLIC
☐ MUTUAL
B.	IF A TENNESSEE RELIGIOUS CORPORATION. PLEASE CHECK BOX UNLESS OTHERWISE INDICATED. ☐ RELIGIOUS

(8) SIGNATURE	(9) DATE

/s/ Howard T.Wall

Howard T.Wall	7/28/98

(10) TYPE PRINT NAME OF SIGNER:	(11) TITLE OF SIGNER

Howard T.Wall	Secretary
* * THIS REPORT MUST BE DATED AND SIGNED * *
CONTINUED ON BACK

Principal-Needles, Inc.
Additional Officers:
Richard Gore, Executive Vice President & CFO, 105 Westwood Place, Suite 400,
Brentwood, TN 37027
Steven P. Taylor, Senior Vice President, 105 Westwcod Place, Suite 400,
Brentwood, TN 37027
Brenda Rector, Vice President & Asst. Secretary, 105 Westwood Place,
Suite 400, Brentwood, TN 37027
Christopher T. Hannon, Vice President & Asst. Treasurer, 105 Westwood Place,
Suite 400, Brentwood, TN 37027
Board of Directors:
Bruce V. Rauner, 105 Westwood Place, Suite 400, Brentwood, TN 37027
A.E. Brim, 105 Westwood Place, Suite 400, Brentwood, TN 37027
Joseph P. Nolan, 105 Westwood Place, Suite 400, Brentwood, TN 37027
Michael T. Willis, 105 Westwood Place, Suite 400, Breatwood TN 37027
Martin S. Rash, 105 Westwood Place, Suite 400, Brentwood, TN 37027
David L. Steffy, 105 Westwood Place, Suite 400, Brentwood, TN 37027

SECRETARY OF STATE DIVISION OF BUSINESS SERVICES James K. Polk Building, Suite 1800 Nashville, TN 37243-0306
MASS CHANGE OF REGISTERED OFFICE (BY AGENT)
Pursuant to the provisions of Sections 48-15-102 and 48-25-108 of the Tennessee Business Corporation Act, Sections 48-55-102 and 48-65 108 of the Tennessee Nonprofit Corporation Act, Section 48-208-102 of the Tennessee Limited Liability Company Act, Sections 61-2-104 and 51-2-904 of the Tennessee Revised Uniform Limited Partnership Act, and Section 61-1-144 of the Tennessee Uniform Limited Partnership Act, the undersigned registered agent hereby submits this application to change its business address and the registered office address of the businesses noted below:
1.	The names of the affected corporations, limited liability companies, limited partnerships and limited liability partnerships are identified in the attached list by their S.O.S. control numbers, which list is incorporated herein by reference.

2.	The street address of its current registered office is 1912 Hayes Street, Nashville, TN 37203.

3.	The name of the current registered agent is National Registered Agents, Inc.

4.	The street address (including county) of the new registered office is:

1900 Church Street, Suite 400, Nashville, TN 37203

5.	After the change, the street addresses of the registered office and the business office of the registered agent will be identical.

6.	The corporations, limited liability companies, limited partnerships and limited liability partnerships identified in the attached list have been notified of the change of address for the registered office.

June 13, 2000	/s/ Dennis E. Howarth
Signature Date	Signature of Registered Agent

Dennis E. Howarth, President
Printed or Typed Name

MASS CHANGE OF REGISTERED OFFICE (BY AGENT) Attachment

0006022	0201388	0268864	0302450	0314708	0328888	0339805	0347828	0356294	0365383	0372510	0377339
[ILLEGIBLE]	0204232	0268865	0302617	0314767	0328936	0330951	0347829	0356645	0365503	0372543	0377344
0013298	0204735	0272206	0302679	0314842	0328972	0340175	0347830	0356646	0365675	0372725	0377351
0015920	0205644	0272978	0302692	0314885	0328974	0340176	0347835	0356713	0365712	0372743	0377469
0027374	0205731	0273409	0302694	0315159	0328976	0340312	0347871	0356730	0365874	0372789	0377484
0030950	0206141	0273646	0303088	0315256	0328977	0340550	0347906	0356971	0366023	0372805	0377520
0032679	0206454	0274568	0303343	0315377	0329019	0340829	0348050	0357127	0366385	0372922	0377710
0033334	0206658	0274685	0303561	0315604	0329084	0341065	0348217	0357128	0368352	0372927	0377711
0033516	0210656	0274928	0303625	0315665	0329090	0341275	0348321	0357129	0366622	0372951	0377712
0036948	0213041	0275142	0303637	0315876	0329163	0341626	0348550	0357256	0366850	0373013	0377713
0037564	0213644	0275958	0303807	0316067	0329494	0341627	0348558	0357260	0366956	0373123	0377714
0037849	0214563	0276122	0303945	0316205	0329603	0342001	0348596	0357361	0367148	0373159	0377715
0038264	0214842	0278307	0304076	0316211	0329906	0342286	0348597	0357374	0367487	0373209	0377716
0038305	0215899	0278743	0304309	0316212	0329927	0342672	0348599	0357384	0367721	0373271	0377717
0038806	0216032	0278844	0304592	0316358	0330153	0342732	0348741	0357488	0367722	0373484	0378088
0039716	0218901	0279371	0305124	0316420	0330427	0342743	0348742	0357730	0367723	0373592	0378105
0041186	0220992	0279426	0305175	0316576	0330619	0342822	0348752	0357748	0367756	0373719	0378130
0041278	0221027	0281077	0305192	0316676	0330825	0342916	0348768	0357812	0368115	0373845	0378301
0042965	0221201	0281545	0305193	0316744	0330837	0343043	0348789	0357869	0368132	0373846	0378489
[ILLEGIBLE]	0222701	0282173	0305195	0317414	0331122	0343096	0348984	0357967	036814[ILLEGIBLE]	0374013	0378522
0046935	0222864	0282257	0305341	0317944	0331328	0343164	0349059	0358021	0368299	0374014	0378610
0047278	0223337	0282289	0305448	0318062	0331468	0343782	0349259	0358024	0368300	0374019	0378881
0049397	0223842	0282293	0305882	0318121	0331626	0343899	0349333	0358089	0368301	0374020	0379008
0050000	0226356	0282308	0306030	0318183	0331781	0343900	0350003	0358139	0368637	0374046	0379014
0051913	0229089	0282555	0306127	0318193	0331815	0343961	0350004	0358169	0368841	0374101	0379172
0056938	0229629	0283725	0306874	0318899	0331984	0344069	0350005	0358411	0368932	0374237	0379284
0061425	0229899	0284003	0306973	0319119	0332079	0344130	0350322	[ILLEGIBLE]	0369000	0374293	0379606
0080534	0233065	0284278	0307092	0319121	0332086	0344287	0350408	0358762	0369002	0374378	0379624
0084520	0234807	0284967	0307093	0319354	0332369	0344348	0350474	0358790	0369098	0374739	0379852
0087719	0235361	0285380	0307094	0319459	0332381	0344531	0350801	0358947	0369191	0374760	0379861
0089422	0238691	0286351	0307427	0319594	0332717	0344561	0351152	0359194	0369216	0374765	0379916
0090848	0239019	0286752	0308043	0320068	0333391	0344703	0351422	0359237	0369290	0374777	0380100
0095940	0241680	0288443	0308044	0320452	0333956	0344856	0351533	0359422	0369462	0374781	0380190
0101274	0242863	0291008	0308177	0320515	0334016	0344877	0351610	0359426	0369473	0374817	0380217
0121025	0243980	0291171	0303256	0320665	0334092	0344969	0351784	0359605	0369673	0374828	0380444
0127452	0245707	0291267	0308400	0320701	0334673	0345180	0352024	0359809	0369685	0374856	0380490
0128817	0246910	0291332	0308482	0320853	0334883	0345286	0352287	0359670	0369830	0374880	0380502
0129744	0247322	0291600	0308686	0321303	0335039	0345308	0352289	0359951	0369840	0374883	0380526
0130745	0248451	0292022	0308688	0321623	0335079	0345331	0352805	0360046	0369874	0375038	0380729
0131765	[ILLEGIBLE]	0292717	0308931	0322132	0335188	0345484	0352834	0360111	0370155	0375082	0380996
0132439	0250041	0292720	0308980	0322333	0335348	0345682	0352908	0360112	0370217	0375208	0381006
0140186	0250177	0292722	0308998	0322462	0335398	0345724	0352970	0360138	0370628	0375318	0381137
0143707	0251029	0293256	0309106	0322707	0335621	0345980	0353050	0360205	0370629	0375344	0381373
[ILLEGIBLE]	0251776	0293347	0309318	0322953	0335804	0346014	0353060	0360409	0370631	0375631	0381581
0152408	0251566	0293457	0309639	0323261	0335910	0346055	0353367	0360512	0370670	0375635	0381789
0133518	0252401	0293842	0309654	0323405	0335954	0346056	0353390	0360642	0370719	0375795	0381811
0153954	0252478	0293900	0310115	0323553	0336128	0346373	0353526	0360674	0370720	0375796	0381861
0155579	0252532	0294231	0310237	0323921	0336172	0346440	0353726	0360852	0370832	0375797	0382242
0156622	0253310	0294428	0310388	0324370	0336205	0346465	0353776	0361266	0370897	0375798	0362243
0159077	0255139	0294355	0310523	0334780	0336270	0346541	0353972	0361514	0370898	0375862	0382463
0166469	0255746	0295456	0310551	0325267	0336509	0346703	0354087	0361809	0370971	0375889	0382464
0169144	0258650	0295938	0310608	0325327	0337065	0346833	0354088	0362220	0370975	0375904	0382465
0170656	0257260	0295939	0310747	0325328	0337133	0346834	0354283	0362312	0371029	0376035	0382551
0172473	0257581	0296262	0310863	0325538	0337235	0347109	0354516	0362390	0371193	0376095	0382560
0173593	0257582	0296681	0311309	0325913	0337383	0347313	0354613	0362419	0371232	0376100	0382561
0175325	0257858	0296929	0311523	0326180	0337706	0347470	0354710	0362706	0371238	0376105	0382571
0176741	0258007	0297358	0311592	0326259	0337827	0347477	0354833	0382839	0371330	0376107	0382755
0177066	0258177	0297632	0311960	0326387	0337940	0347492	0354885	0362987	0371399	0376109	0382805
0177900	0258229	0297689	0312014	0326412	0338247	0347532	0354901	0363111	0371532	0376128	0382837
0178147	0258635	0298837	0312031	0326449	0338319	0347545	0355261	0363256	0371717	0376171	0382839
0180027	0260308	0299150	0312246	0327178	0338552	0347781	0355317	0363407	0371790	0376222	0382899
0180215	0260598	0299386	0312308	0327316	0338960	0347811	0355318	0363489	0371857	0376282	0382912
0181994	0263007	0299569	0312633	0327355	0339156	0347812	0355375	0363491	0371883	0376284	0383060
0184029	0263430	0299860	0312641	0327418	1339187	0347814	0355548	0363888	0371907	0376554	0383268
0187673	0264354	02991887	0312900	0327595	0349325	0347815	0355857	0364019	0371932	0379555	0383434
0189316	0254938	0300252	0313025	0327947	0339333	[ILLEGIBLE]	0355719	0364283	0371958	0376574	0383510
0189527	[ILLEGIBLE]	0300064	0313044	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	0364373	0371980	0376638	0383642
[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]	[ILLEGIBLE]
0190702	0266237	0300783	0313272	0328095	0339429	034.823	0355904	0364525	0371981	0377047	0383768
0194773	0266419	0301298	0314287	0328193	0339533	0347824	0355909	0364640	0372248	0377078	0383842
0197927	0266749	0301449	0314292	0328333	0339604	0347825	0356099	0965201	0372281	0377078	0383847
0198067	0266816	0302209	0314408	0328718	0339612	0347826	0356105	0365217	0372331	0377173	0383894
0200536	0268223	0302261	0314635	0328862	0339792	0347827	0356183	0365259	0372358	0377276	0384154

0384193
0384328
0384329
0384458
0384461
0384621
0384668
0384744
0384822
0384913
0385043
0385154
0385250
0385378
0385456
0385484
0385507
0385712
0385713
0385714
0385715
0385716
0385717
0385770
0386164
0386268
0386388
0386549
0386613
0386750
0366985
0387039
0387348
038381
0387428
0387474
0387572
0387728
0387803
0387841
0387893
0388007
0388141
0388244
0388564
0388617
0388634
0389084
[ILLEGIBLE]
0389230
0389275
0389349
0389446
0389470
Attachment to Mass Change of Registered Office for National Registered Agents, Inc. page 2 of 2 pages

Corporate Filings 312 Eighth Avenue North 6th Floor, William R. Snodgrass Tower Nashville 37243	CHANGE OF REGISTERED AGENT/OFFICE (BY CORPORATION)	For Office Use Only
     Pursuant to the provisions of Section 48-15-102 or 48-25-108 of the Tennessee Business Corporation Act or Section 48-55-102 or 48-65-108 of the Tennessee Nonprofit Corporation Act, the undersigned corporation hereby submits this application:
     1. The name of the corporation is Principal-Needles, Inc.
     2. The street address of its current registered office is 1900 Church Street, Suite 400, Nashville, TN 37203.
     3. If the current registered office is to be changed, the street address of the new registered office, the zip code of suck office, and the county in which the office is located is 800 S. Gay Street, Suite 2021, Knoxville, TN 37929 (County of Knox).
     4. The name of the current registered agent is National Registered Agents, Inc.
     5. If the current registered agent is to be changed, the name of the new registered agent is CT Corporation System.
     6. After the change(s), the street addresses of the registered office and the business office of the registered agent will be identical.

July 1, 2005	Principal-Needles, Inc.

Signature Date	Name of Corporation

Assistant Secretary	/s/ Mary Kim E. Shipp

Signer’s Capacity	Signature

Mary Kim E. Shipp

Name (typed or printed)

SS-4427 (Rev. 6/03)	Filling Fee $20.00	RDA1678

CORPORATION ANNUAL REPORT

Annual Report Filing Fee Due:
     $20, If no changes are made in block #6 to the registered agent/office, or
     $40, If any changes are made in block #6 to the registered agent/office
Please return completed form to: TENNESSEE SECRETARY OF STATE Attn: Annual Report 312 Eighth Ave. N. 6th Floor William R. Snodgrass Tower Nashville, TN. 37243

CURRENT FISCAL YEAR CLOSING MONTH:	12 IF DIFFERENT,
CORRECT MONTH IS		THIS REPORT IS DUE ON OR BEFORE 04/01/06
(1) SECRETARY OF STATE CONTROL NUMBER: 0331984

(2A.) NAME AND MAILING ADDRESS OF CORPORATION:	(2B.) STATE OR COUNTRY OF INCORPORATION: TENNESSEE (2C.) ADD OR CHANGE MAILING ADDRESS: 103 Powell Court Suite 200 Brentwood, TN 37027
(3)	A. PRINCIPAL ADDRESS INCLUDING CITY, STATE, ZIP CODE:

105 WESTWOOD PLACE, SUITE 400, BRENTWOOD, TN 37027

B. CHANGE OF PRINCIPAL ADDRESS:

STREET	CITY	STATE	ZIP CODE + 4
103 Powell Court, Suite 200	Brentwood	TN	37027
(4)	NAME AND BUSINESS ADDRESS, INCLUDING ZIP CODE, OF THE PRESIDENT, SECRETARY AND OTHER PRINCIPAL OFFICERS. (ATTACH ADDITIONAL SHEET IF NECESSARY.)

TITLE	NAME	BUSINESS ADDRESS	CITY, STATE, ZIP CODE + 4
PRESIDENT	See Attachment
SECRETARY
(5)	BOARD OF DIRECTORS (NAMES, BUSINESS ADDRESS INCLUDING ZIP CODE). (ATTACH ADDITIONAL SHEET IF NECESSARY.) ☐ SAME AS ABOVE ☐ NONE OR LISTED BELOW:

NAME	BUSINESS ADDRESS	CITY, STATE, ZIP CODE + 4
See Attachment
(6)	A. NAME OF REGISTERED AGENT AS APPEARS ON SECRETARY OF STATE RECORDS:

CT CORPORATION SYSTEM

B. REGISTERED ADDRESS AS APPEARS ON SECRETARY OF STATE RECORDS:

800 S GAY STREET, SUITE 2021, KNOXVILLE, TN 37929

C.	INDICATE BELOW ANY CHANGES TO THE REGISTERED AGENT NAME AND/OR REGISTERED OFFICE.
(I).	CHANGE OF REGISTERED AGENT:

(II).	CHANGE OF REGISTERED OFFICE:

STREET	CITY	STATE	ZIP CODE + 4	COUNTY
TN

(7) A. THIS BOX APPLIES ONLY TO NONPROFIT CORPORATIONS. OUR RECORDS REFLECT THAT YOUR NONPROFIT CORPORATION IS A PUBLIC BENEFIT OR A MUTUAL BENEFIT CORPORATION AS INDICATED:	☐ PUBLIC

If BLANK OR INCORRECT, PLEASE CHECK APPROPRIATE BOX:	☐ MUTUAL
B.	IF A TENNESSEE RELIGIOUS CORPORATION, PLEASE CHECK BOX IF BLANK. ☐ RELIGIOUS

(8) SIGNATURE	(9) DATE
/s/ Mary Kim E. Shipp	03/06/06

(10) TYPE PRINT NAME OF SIGNER:	(11) TITLE OF SIGNER

Mary Kim E. Shipp	Assistant Secretary
* * THIS REPORT MUST BE DATED AND SIGNED * *
CONTINUED ON BACK

Principal-Needles, Inc.
103 Powell Court, Suite 200
Brentwood, Tennessee 37027
(615) 372-8500

Officers:
Michael A. Wiechart	President
William F. Carpenter III	Executive Vice President and Secretary
Michael J. Culotta	Chief Financial Officer
William M. Gracey	Chief Operations Officer
R. Scott Raplee	Senior Vice President
Jonathan C. Wall	Vice President
Gary D. Willis	Vice President
William E. Hoffman, Jr.	Vice President
W. Vail Willis	Vice President
Christopher J. Monte	Vice President
Mary Kim E. Shipp	Assistant Secretary
Directors:
William F. Carpenter III
Michael J. Culotta
Mailing Address for all Officers and Directors:
103 Powell Court, Suite 200
Brentwood, TN 37027